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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT


                                                  State of Jurisdiction
Subsidiary                                          of Incorporation
--------------------------------                  ---------------------

First Midwest Bank, N.A.                                Illinois

First Midwest Insurance Company                         Arizona

First Midwest Trust Company, N.A.                       Illinois

First Midwest Mortgage Corporation                      Illinois